Exhibit 99.1

NeoGenomics Announces Pricing on Secondary Offering of
Common Stock by Selling Stockholder

Ft. Myers, Florida - December 12, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today announced the pricing of an underwritten secondary offering of 10,835,145 shares of common stock of the Company by GE Medical Systems Information Technologies, Inc. (“GE Info Tech”). The offering is expected to close on or about December 14, 2018, subject to the satisfaction of customary closing conditions. NeoGenomics, Inc. did not offer, or sell, any newly issued shares or receive any proceeds from the sale of shares by GE Info Tech in the offering.

Morgan Stanley is acting as the sole bookrunner for the offering.

An automatic shelf registration statement (including a prospectus) relating to the offering of common stock was filed with the SEC on December 11, 2018 and became effective upon filing. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus, when available, may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland. NeoGenomics, Inc. serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the estimated effect of the Genoptix acquisition on our financial statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2018 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com